UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2019

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Equity Distribution Agreements

On June 25, 2019, American Finance Trust, Inc. (the “Company”) entered into an amendment (the “Common Stock EDA Amendment”) to the Equity Distribution Agreement dated May 8, 2019 (the “Common Stock Equity Distribution Agreement”) among the Company and American Finance Operating Partnership, L.P. (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., BBVA Securities Inc., B. Riley FBR, Inc., Citizens Capital Markets, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc. and SunTrust Robinson Humphrey, Inc. solely for the purpose of revising the list of agents in the Company’s “at the market” equity offering program for its Class A common stock named in the Common Stock Equity Distribution Agreement to include SG Americas Securities, LLC (“SG Americas”).

On June 25, 2019, the Company also entered into an amendment (the “Preferred Stock EDA Amendment”) to the Equity Distribution Agreement dated May 8, 2019 (the “Preferred Stock Equity Distribution Agreement,” and together with the Common Stock Equity Distribution Agreement, the “Agreements”) among the Company and the Operating Partnership, on the one hand, and BMO Capital Markets Corp., BBVA Securities Inc., B. Riley FBR, Inc., Citizens Capital Markets, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc. and SunTrust Robinson Humphrey, Inc. solely for the purpose of revising the list of agents in the Company’s “at the market” equity offering program for its 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock named in the Preferred Stock Equity Distribution Agreement to include D.A. Davidson & Co.

SG Americas, or one of its affiliates is a lender under certain of the Company’s mortgage loans. In addition, an affiliate of BMO Capital Markets Corp. is administrative agent, as well as a lender, under the Company’s revolving credit facility, and certain of the other agents or their affiliates are also lenders under the Company’s revolving credit facility. Certain of the other agents or their affiliates are also lenders under certain of the Company’s mortgage loans or counterparties with respect to certain of the Company’s swaps.

Copies of the Common Stock EDA Amendment and the Preferred Stock EDA Amendment are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K, and the description of the material terms of the Common Stock EDA Amendment and the Preferred Stock EDA Amendment in this Item 1.01 is qualified in its entirety by reference to the Common Stock EDA Amendment and the Preferred Stock EDA Amendment, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Amendment No. 1, dated as of June 25, 2019, to Equity Distribution Agreement, dated May 8, 2019, among American Finance Trust, Inc., American Finance Operating Partnership, L.P., BMO Capital Markets Corp., BBVA Securities Inc., B. Riley FBR, Inc., Citizens Capital Markets, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc., SunTrust Robinson Humphrey, Inc. and SG Americas Securities, LLC (Class A Common Stock)

1.2	Amendment No. 1, dated as of June 25, 2019, to Equity Distribution Agreement, dated May 8, 2019, among American Finance Trust, Inc., American Finance Operating Partnership, L.P., BMO Capital Markets Corp., BBVA Securities Inc., B. Riley FBR, Inc., Citizens Capital Markets, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc., SunTrust Robinson Humphrey, Inc. and D.A. Davidson & Co. (Series A Preferred Stock)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President

Dated: June 25, 2019